EXHIBIT 99.1
                                                                  ------------


                        IN THE SUPREME COURT OF BERMUDA

                            COMPANIES (WINDING-UP)

                                2003 : No. 340

                     IN THE MATTER OF TRENWICK GROUP LTD.

                  AND IN THE MATTER OF THE COMPANIES ACT 1981



==============================================================================

                   NOTICE TO CONTRIBUTORIES OF FIRST MEETING

==============================================================================

(Under the order for winding-up the above-named Company dated the 4th day of November 2005)

NOTICE IS HEREBY GIVEN that the first meeting of contributories in the above matter will be held at the offices of KPMG Financial Advisory Services Limited, Crown House, 4 Par-la-Ville Road, Hamilton, Bermuda at 10.30 am on the 28th day of April 2006.

Proxy  forms  to be  used  at the  meeting  may be  obtained  from  the  Joint
Provisional Liquidators.* Proxy forms must be lodged with the Joint Provisional Liquidators (marked for the attention of Michael Tagg) at the offices of KPMG Financial Advisory Services Limited, Crown House, 4 Par-la-Ville Road, Hamilton, Bermuda by 5:00 pm Bermuda time on the 27th day of April 2006.

Dated this 19th day of April 2006.

                                                Mike Morrison and John Wardrop
                                                 Joint Provisional Liquidators


NOTES
* To obtain a proxy form, contact Michael Tagg at KPMG Financial Advisory Services Limited, Crown House, 4 Par-la-Ville Road, Hamilton, Bermuda Tel +1 441 295 5063; Fax: +1 441 295 8280; Email: michaeltagg@kpmg.bm.

At the first meetings of the creditors and contributories they may amongst other things -

1. By resolution determine whether or not an application is to be made to the Court to appoint Liquidators and, if so, who the Liquidators are to be.

2. By resolution determine whether or not an application shall be made to the Court for the appointment of a Committee of Inspection to act with the Liquidators, and if so, who the members of the Committee are to be.

If a Liquidator or Liquidators is/are not appointed by the Court the Official Receiver will be the Liquidator.